UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 28, 2019

PolyOne Corporation
(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PolyOne Center
33587 Walker Road
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (440) 930-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01 per share	POL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company 
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 1.01 Entry into a Material Definitive Agreement.
On June 28, 2019, PolyOne Corporation (the “Company”) and certain of the Company’s subsidiaries (collectively, the “Borrowers”) entered into a Third Amended and Restated Credit Agreement (the “ABL Credit Agreement”) with Wells Fargo Capital Finance, LLC, as administrative agent (in such capacity, “Administrative Agent”) and the various lenders party thereto. The ABL Credit Agreement amends and restates the Second Amended and Restated Credit Agreement, dated February 24, 2017 (the “Existing ABL Credit Agreement”), by and among the Company and certain subsidiaries of the Company party thereto, Wells Fargo Capital Finance, LLC, as administrative agent, and the various lenders and other agents party thereto.
The ABL Credit Agreement consists of a revolving credit line of up to $450 million (which may be increased by up to $50 million subject to the Company meeting certain requirements and obtaining commitments for such increase) (the “Revolving Credit Facility”), subject to the borrowing base limitations. The ABL Credit Agreement, among other things, amends the Existing ABL Credit Agreement by adding a European revolving loan subfacility, which is available to PolyOne S.á r.l. (“PolyOne Luxembourg”) in Euros up to the U.S. dollar equivalent of $50 million, subject to the borrowing base limitations (the “Luxembourg Subfacility”). The Luxembourg Subfacility expands the borrowing base to include an addition of 85% of certain eligible accounts receivable of PolyOne Luxembourg, subject to a cap of $50 million. In addition to establishing the Luxembourg Subfacility, the ABL Credit Agreement also joins PolyOne Luxembourg as a Borrower, and provides greater flexibility to certain negative covenants. The ABL Credit Agreement contains customary representations and warranties, restrictive covenants, and events of default.
The lenders and the agents (and each of their respective subsidiaries or affiliates) of the ABL Credit Agreement have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its respective subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its respective subsidiaries or affiliates for such services.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PolyOne Corporation

By: /s/ Bradley C. Richardson
Name: Bradley C. Richardson
Title:  Executive Vice President, Chief Financial Officer

Date: July 2, 2019